UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 20, 2016
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On May 20, 2016, Facebook, Inc. (the "Company") terminated its existing and undrawn $6.5 billion senior unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, that was entered into on August 15, 2013 (the "2013 Facility"). The Company terminated the 2013 Facility in connection with its entry into the 2016 Facility (as disclosed in Item 8.01 of this Current Report on Form 8-K) and, as a result, discharged itself of all obligations under the 2013 Facility.
Item 8.01. Other Events.
On May 20, 2016, and in connection with the termination of the 2013 Facility, the Company entered into a $2.0 billion senior unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent (the "2016 Facility"). Any amounts outstanding under the 2016 Facility will mature and become due on May 20, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: May 20, 2016,	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President and General Counsel